UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1] The Company is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, the Company is required to designate a “principal executive office.” For purposes of this report, it has designated its office in Bozeman, Montana as its principal executive office.

Item 1.01 Entry into a Material Agreement.

On September 27, 2024, Snowflake Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $1.15 billion aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “2027 Notes”) and $1.15 billion aggregate principal amount of 0% Convertible Senior Notes due 2029 (the “2029 Notes”, and together with the 2027 Notes, the “Notes”), including the exercise in full of the initial purchasers’ options to purchase an additional $150.0 million principal amount of the 2027 Notes and an additional $150.0 million principal amount of the 2029 Notes. Each series of Notes was issued pursuant to separate indentures, each dated September 27, 2024 (each an “Indenture” and together, the “Indentures”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general, senior unsecured obligations of the Company. The 2027 Notes will mature on October 1, 2027 and the 2029 Notes will mature on October 1, 2029, in each case unless earlier converted, redeemed, or repurchased. Neither the 2027 Notes nor the 2029 Notes will bear regular interest, and the principal amount of the Notes will not accrete. Holders may convert all or any portion of their 2027 Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2027, and holders may convert all or any portion of their 2029 Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2029, in each case only upon satisfaction of one or more of the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending on January 31, 2025 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the relevant series of Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the 2027 Notes or the 2029 Notes, as applicable, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for such Notes on each such trading day; (3) if the Company calls the relevant series of Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after July 1, 2027, in the case of the 2027 Notes, and on or after July 1, 2029, in the case of the 2029 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the relevant series of Notes may convert all or any portion of their Notes of such series at any time, regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the applicable Indenture.

The conversion rate for the 2027 Notes will initially be 6.3492 shares of Common Stock per $1,000 principal amount of the 2027 Notes (equivalent to an initial conversion price of approximately $157.50 per share of Common Stock), and the conversion rate for the 2029 Notes will initially be 6.3492 shares of Common Stock per $1,000 principal amount of the 2029 Notes (equivalent to an initial conversion price of approximately $157.50 per share of Common Stock). The conversion rate for each series of Notes is subject to adjustment under certain circumstances in accordance with the terms of the applicable Indenture. In addition, following certain corporate events that occur prior to the maturity date of the relevant series of Notes or if the Company delivers a notice of redemption in respect of a series of Notes, the Company will, in certain circumstances, increase the conversion rate of the relevant series of Notes for a holder who elects to convert its Notes of the applicable series in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the 2027 Notes prior to April 6, 2026, and the Company may not redeem the 2029 Notes prior to October 6, 2027. The Company may redeem for cash all or any portion of the 2027 Notes (subject to the partial redemption limitation set forth in the Indenture governing the 2027 Notes), at the Company’s option, on or after April 6, 2026 if the last reported sale price of the Common Stock has been at least 150% of the conversion price then in effect for the 2027 Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. The Company may redeem for cash all or any portion of the 2029 Notes (subject to the partial redemption limitation set forth in the Indenture governing the 2029 Notes), at the Company’s option, on or after October 6, 2027 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for the 2029 Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the applicable Indenture) prior to the maturity date of a series of Notes, then, subject to certain conditions and except as set forth in the applicable Indenture, holders of the relevant series of Notes may require the Company to repurchase for cash all or any portion of their Notes of such series at a fundamental change repurchase price equal to 100% of the principal amount of the relevant series of Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the relevant fundamental change repurchase date.

Each Indenture includes customary covenants and sets forth certain events of default after which the relevant series of Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which such Notes become automatically due and payable. The following events are considered “events of default” under each of the Indentures:

•default in any payment of special interest on any Note of such series when due and payable and the default continues for a period of 30 days;

•default in the payment of principal of any Note of such series when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•failure by the Company to comply with its obligation to convert the Notes of such series in accordance with the relevant Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for four business days, or (ii) notice of certain specified corporate events, and such failure continues for one business day;

•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•failure by the Company to comply with any of the other agreements in the relevant Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of such series of Notes then outstanding;

•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $150,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 60 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of such series of Notes then outstanding in accordance with the Indenture; and

•certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur, 100% of the principal of, and accrued and unpaid special interest, if any, on, all of the then outstanding Notes of the relevant series shall automatically become due and payable. If an event of default with respect to a series of Notes, other than certain bankruptcy and insolvency-related events of default involving the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes of such series by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes of such series to be due and payable. Notwithstanding the foregoing, each Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the relevant Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the relevant series of Notes.

Each Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of each Indenture (including the form of the 2027 Notes and the 2029 Notes) is attached hereto as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Proceeds

The net proceeds from the Offering were approximately $2.27 billion, including the exercise in full of the initial purchasers’ options to purchase an additional $150.0 million principal amount of the 2027 Notes and an additional $150.0 million principal amount of the 2029 Notes, after deducting the initial purchasers’ discounts and commissions and the estimated Offering expenses payable by the Company. The Company used the net proceeds from the Offering: (i) to pay the $195.5 million cost of the capped call transactions described below; (ii) to repurchase approximately $400 million of shares of its Common Stock from purchasers of the Notes in the Offering in privately negotiated transactions entered into concurrently with the pricing of the Notes in the Offering with or through one of the initial purchasers or its affiliate (the “Offering Share Repurchase Transactions”) at a purchase price of $112.50 per share, which was the last reported sale price per share of the Common Stock on September 24, 2024. The Company expects to use the remainder of the net proceeds from the Offering for general corporate purposes, which may include other repurchases of its Common Stock from time to time under its existing or any future stock repurchase program, as well as acquisitions or strategic investments in complementary businesses or technologies, although it does not currently have any plans for any such acquisitions or investments.

Capped Call Transactions

On September 24, 2024, in connection with the pricing of the Notes, and on September 25, 2024, in connection with the exercise in full by the initial purchasers of their options to purchase additional Notes, the Company entered into privately negotiated capped call transactions relating to each series of Notes with certain of the initial purchasers or affiliates thereof and certain other financial institutions (the “option counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions relating to each series of Notes are generally expected to reduce the potential dilution to the Common Stock upon any conversion of the relevant series of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes of such series, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $225.00 per share (which represents a premium of 100% over the last reported sale price of the Common Stock on the New York Stock Exchange on September 24, 2024), and is subject to certain adjustments under the terms of the capped call transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 24, 2024 by and among the Company and the initial purchasers.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, (i) a maximum of 10,222,120 shares of Common Stock may be issued upon conversion of the 2027 Notes based on the initial maximum conversion rate of 8.8888 shares of Common Stock per $1,000 principal amount of the 2027 Notes, which is subject to customary anti-dilution adjustment provisions, and (ii) a maximum of 10,222,120 shares of Common Stock may be issued upon conversion of the 2029 Notes based on the initial maximum conversion rate of 8.8888 shares of Common Stock per $1,000 principal amount of the 2029 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.

On September 23, 2024, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 25, 2024, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, the Offering and the Company’s expectations regarding the use of net proceeds from the Offering. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made., except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 27, 2024, by and between Snowflake Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing Snowflake Inc.’s 0% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.3	Indenture, dated as of September 27, 2024, by and between Snowflake Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.4	Form of Global Note, representing Snowflake Inc.’s 0% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.3).
10.1	Form of Confirmation for Capped Call Transactions.
99.1	Press release entitled “Snowflake Announces Proposed Private Placement of $2.0 Billion of Convertible Senior Notes,” dated September 23, 2024.
99.2	Press release entitled “Snowflake Prices Private Placement of $2.0 Billion of Convertible Senior Notes” dated September 25, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNOWFLAKE INC.

Dated: September 27, 2024
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer